UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 19, 2009
Avanir Pharmaceuticals
(Exact name of registrant as specified in its charter)

California	001-15803	33-0314804

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Enterprise, Suite 300, Aliso Viejo, California	92656

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 389-6700
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Increase of Shares under 2003 Equity Incentive Plan.
On February 19, 2009, the Board of Directors (the “Board”) of Avanir Pharmaceuticals (the “Company”) approved an increase in the number of shares of common stock reserved for issuance under the Company’s 2003 Equity Incentive Plan. The plan contains an “evergreen” feature whereby the Board may, on an annual basis, increase the number of shares reserved for issuance under the plan, up to 5% of the total shares outstanding as of December 31 of the prior year. Based on a total of 78,227,041 shares issued and outstanding as of December 31, 2008, the Board approved an increase of 3,911,352 shares, but provided that no more than 2,346,811 of the shares would be available for grants to be made during calendar year 2009, with the remaining shares to be reserved and available for future issuance after December 31, 2009 or as the Board deems appropriate. The increase became effective as of February 19, 2009.

Item 8.01.	Other Events.
Annual Meeting of Shareholders.
On February 19, 2009, the Company held its annual meeting of shareholders. All proposals presented were approved and all nominees were elected as directors. The results of the shareholder vote from the annual meeting are set forth below:
     Proposal 1. To elect three Class II directors.

NOMINEE	FOR	VOTES WITHHELD
Keith A. Katkin	68,166,923	1,825,976

Charles A. Mathews	67,590,075	2,402,825

Nicholas J. Simon	68,225,476	1,767,423

     Proposal 2. To ratify KMJ Corbin & Company, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2009.

FOR	AGAINST	ABSTAIN
68,263,001	1,166,570	563,327
     Proposal 3. To approve the Company’s change in corporate domicile from California to Delaware.

FOR	AGAINST	ABSTAIN
41,190,680	4,682,056	19,994
* * *

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 25, 2009	Avanir Pharmaceuticals
	By:	/s/ Christine G. Ocampo
Christine G. Ocampo
Vice President, Finance

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